Exhibit 99.3

RESOURCE GROUP US HOLDINGS LLC AND SUBSIDIARIES

To the Board of Directors and
Members of Resource Group US Holdings LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Resource Group US Holdings LLC. (the Company) as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in members’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has yet to achieve profitable operations, has negative cash flows from operating activities, and is dependent upon future issuances of equity or other financings to fund ongoing operations all of which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

As discussed in Note 2 to the financial statements, the Company recognizes revenue upon transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.

Determining when a performance obligation has been satisfied involves significant judgment, due to the company’s practice of invoicing current year revenues after year end, which has the potential to create cut-off issues with billed and unbilled revenue.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to proper cut-off of revenue recognition.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2025.

The Woodlands, TX

August 12, 2025

RESOURCE GROUP US HOLDINGS LLC AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31, 2024	December 31, 2023

Assets
Current assets:
Cash	$403,043	$765,277
Accounts receivable, net	1,490,995	1,539,330
Inventory	738,297	282,509
Prepaid expenses and other current assets	59,560	330,635
Current Assets	2,691,895	2,917,751

Property and equipment, net	6,296,723	6,364,945
Intangible assets, net	13,889	41,667
Due from affiliates	-	293,772
Right-of-use assets	348,575	394,378

Total Assets	$9,351,082	$10,012,513

Liabilities and Member’s Deficit
Current liabilities:
Accounts payable and accrued expenses	$2,912,508	$1,755,254
Due to affiliates	2,502,241	926,000
Notes payable, current	5,494,786	4,139,566
Notes payable – related party, current	4,992,266	4,992,266
Operating lease liabilities, current	50,536	36,878
Finance lease liabilities, current	202,886	209,540
Total Current Liabilities	16,155,223	12,059,504

Notes payable, net of current portion	4,110,484	4,859,663
Operating lease liabilities, net of current portion	305,502	362,848
Finance lease liabilities, net of current portion	1,166,248	646,006
Total Liabilities	21,737,457	17,928,021
Member’s Deficit:
Common Class A Units (9,536,000 units authorized, issued and outstanding as of December 31, 2024 and 2023)	342,732	337,332
Preferred Class A-1 Units (6,485,962 units authorized, issued and outstanding as of December 31, 2024 and 2023)	6,485,962	6,485,962
Preferred Class A-2 Units (10,510,000 authorized, issued and outstanding as of December 31, 2024 and 2023)	10,510,000	10,510,000
Preferred Class A-3 Units (1,325,000 units authorized, issued and outstanding as of December 31. 2024 and 2023)	1,629,928	1,629,928
Accumulated Deficit	(31,354,997)	(26,878,730)
Total Member’s Deficit:	(12,386,375)	(7,915,508)
Total Liabilities and Member’s Deficit	$9,351,082	$10,012,513

The accompanying notes are an integral part of these consolidated financial statements.

RESOURCE GROUP US HOLDINGS LLC AND SUBSIDIARIES

Consolidated Statements of Operations

	For the Year Ended December 31,
	2024	2023

Revenue:	$18,154,944	$16,418,032

Costs of revenue	12,524,997	13,107,638

Gross profit	5,629,947	3,310,394

General and administrative expenses	7,945,899	6,722,364

Operating loss	(2,315,952)	(3,411,970)

Other expense:
Interest expense	(2,160,315)	(1,540,025)

Net loss	$(4,476,267)	$(4,951,995)

The accompanying notes are an integral part of these consolidated financial statements.

RESOURCE GROUP US HOLDINGS LLC AND SUBSIDIARIES

Consolidated Statements of Changes in Members’ Deficit

	Common Class A Units (9,536.000 shares outstanding)	Preferred Class A-1 Units (6,485,962 shares outstanding)	Preferred Class A-2 Units (10,510,000 shares outstanding)	Preferred Class A-3 Units (1,325,000 shares outstanding)	Accumulated Deficit	Total
Balance at January 1, 2023	$36,035	$-	$-	$-	$(11,416,735)	$(11,380,700)
Conversion of notes payable – related party	-	6,485,962	-	1,629,928	-	8,115,890
Conversion of notes payable and deemed distribution	-	-	10,510,000	-	(10,510,000)	-
Member contributions	301,297	-	-	-	-	301,297
Net loss	-	-	-	-	(4,951,995)	(4,951,995)
Balance at December 31, 2023	$337,332	$6,485,962	$10,510,000	$1,629,928	$(26,878,730)	$(7,915,508)

	Common Class A Units (9,536.000 shares outstanding)	Preferred Class A-1 Units (6,485,962 shares outstanding)	Preferred Class A-2 Units (10,510,000 shares outstanding)	Preferred Class A-3 Units (1,325,000 shares outstanding)	Accumulated Deficit	Total
Balance at January 1, 2024	$337,332	$6,485,962	$10,510,000	$1,629,928	$(26,878,730)	$(7,915,508)
Member contributions	5,400	-	-	-	-	5,400
Net loss	-	-	-	-	(4,476,267)	(4,476,267)
Balance at December 31, 2024	$342,732	$6,485,962	$10,510,000	$1,629,928	$(31,354,997)	$(12,386,375)

The accompanying notes are an integral part of these consolidated financial statements.

RESOURCE GROUP US HOLDINGS LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023

Cash flows from operating activities:
Net loss	$(4,476,267)	$(4,951,995)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	1,708,893	1,489,329
Amortization of debt discount	360,013	328,884
Amortization of right-of-use asset	45,803	15,211
Amortization of intangible assets	27,778	40,277
Loss on disposal of property and equipment	-	22,500
Bad debt expense	219,402	30,321
Professional fees recorded as debt	-	425,773
Non-cash interest expense recorded to debt	100,000	-
Changes in operating assets and liabilities:
Accounts receivable	(171,067)	(390,909)
Inventory	(455,788)	(131,545)
Prepaid assets and other current assets	271,075	163,984
Accounts payable and accrued expenses	1,157,254	432,669
Operating lease liabilities	(43,688)	(9,863)
Net cash provided by (used in) operating activities	(1,256,592)	(2,535,364)

Cash flows from investing activities:
Purchase of property and equipment	(120,965)	(546,595)
Net cash used in investing activities	(120,965)	(546,595)

Cash flows from financing activities:
Proceeds from notes payable	1,000,000	5,746,146
Proceeds from notes payable – related party	-	4,960,517
Principal payments on notes payable	(125,001)	(6,699,693)
Payments on finance leases	(254,112)	(181,176)
Payments on equipment leases	(1,480,977)	(615,511)
Net borrowings from affiliates	1,870,013	286,722
Repayments to affiliates	-	(424,917)
Member contributions	5,400	301,297
Net cash provided by financing activities	1,015,323	3,373,385

Net change in cash	(362,234)	291,426

Cash – beginning of year	765,277	473,851

Cash – end of year	$403,043	$765,277

Cash paid for:
Interest	$901,759	$861,320

Supplemental disclosure of non-cash activities:
Conversion of notes payable – related party and accrued interest to member’s deficit	$-	$8,115,890
Conversion of notes payable to member’s deficit	$-	$10,510,000
Initial value of right of use assets and finance lease liabilities	$767,700	$685,888
Note payable issued for intangible asset	$-	$10,510,000
Deemed distribution on note payable issued for intangible asset	$-	$10,510,000
Initial value of right of use assets and operating lease liabilities	$-	$242,765
Accounts payable settled with notes payable	$-	$54,356
Borrowing on equipment leases	$752,006	$428,446

The accompanying notes are an integral part of these consolidated financial statements.

Resource Group US Holdings LLC and Subsidiaries
Notes to Financial Statements

For the Years Ended December 31, 2024 and 2023

1.	Description of Business

Resource Group US Holdings LLC (the “Company”) is a limited liability company formed in Florida. The Company holds a 100% ownership interest in Resource Group US LLC (“Resource”), Zimmer Equipment Inc. (“ZEI”) and ETS Realty 1, LLC (“ETS”).

The Company is a next-generation, full-service organic recycling and compost technology company specializing in transforming targeted organic green waste materials into engineered, environmentally friendly soil and mulch products. In addition, the Company offers year-round collection and disposal services through high-capacity grapple trucks, open-top walking floor trailers, and variable-sized containers serving green waste generators, landscaping companies, golf courses, communities, and municipalities. The Company works to streamline operations by internalizing transportation services, reducing over-the-road mileage, lowering disposal costs, and maximizing efficiency.

The Company is governed by an operating agreement (“Operating Agreement”) and shall continue in existence until it is dissolved in accordance with the provisions of such agreement. The Company primarily operates in the state of Florida.

Going Concern

The Company has incurred net losses since inception and has a net equity deficiency, which raises substantial doubt about its ability to continue as a going concern. The Company has historically funded its operations through various debt financing. The above conditions raise substantial doubt about the Company’s ability to continue as a going concern.

2.	Summary of Significant Accounting Policies

Basis of presentation and principals of consolidation — The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Resource, ZEI and ETS.

Recently adopted accounting pronouncements — New accounting pronouncements implemented by the Company are discussed below or in the related notes, where appropriate.

Accounting estimates — The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition – The Company determines, at contract inception, whether it will transfer control of a promised good or service over time or at a point in time, regardless of the length of contract or other factors. The recognition of revenue aligns with the timing of when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. To achieve this core principle, the Company applies the following five steps in accordance with its revenue policy:

(1)	Identify the contract with a customer

(2)	Identify the performance obligations in the contract

(3)	Determine the transaction price

Resource Group US Holdings LLC and Subsidiaries
Notes to Financial Statements

For the Years Ended December 31, 2024 and 2023

2.	Summary of Significant Accounting Policies (cont.)

(4)	Allocate the transaction price to performance obligations in the contract

(5)	Recognize revenue as performance obligations are satisfied

The Company recognizes revenue from the sale of materials (compost, soil and mulch) as well as the collection and disposal services of waste, which at times, is produced into saleable materials.

The sale of materials is recognized at the point in time when control of the product transfers to the customer, which typically occurs upon delivery or customer pickup at the Company’s facility. Revenue from the sale of materials amounted to $2,458,449 and $1,946,016 for the years ended December 31, 2024 and 2023, respectively. Revenue from collection and disposal services is recognized over time as the service is rendered, which is typically within the same day. In connection with these contracts, the Company at times receives non-cash consideration as partial consideration for services provided. The Company retains any materials which can be cleansed and sold. Revenue from collection and disposal services amounted to $15,696,495 and $14,472,016 for the years ended December 31, 2024 and 2023, respectively.

Cash and cash equivalents — The Company considers cash and cash equivalents to include all short-term, highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less upon acquisition.

Accounts receivable and allowance for credit losses – Accounts receivable are receivables generated from sales to customers. Amounts included in accounts receivable are deemed to be collectible within the Company’s operating cycle. The Company recognizes accounts receivable at invoiced amounts.

The Company adopted ASC 326, Current Expected Credit Losses, on January 1, 2023, which requires the measurement and recognition of expected credit losses using a current expected credit loss model. The allowance for credit losses on expected future uncollectible accounts receivable is estimated considering forecasts of future economic conditions in addition to information about past events and current conditions.

The allowance for credit losses reflects the Company’s best estimate of expected losses inherent in the accounts receivable balances. Management provides an allowance for credit losses based on the Company’s historical losses, specific customer circumstances, and general economic conditions. Periodically, management reviews accounts receivable and adjusts the allowance based on current circumstances and charges off uncollectible receivables when all attempts to collect have been exhausted and the prospects for recovery are remote. Recoveries are recognized when they are received. Actual collection losses may differ from the Company’s estimates and could be material to its consolidated financial position, results of operations, and cash flows. As of December 31, 2024 and 2023, the Company’s allowance for credit losses amounted to $117,137 and $105,537, respectively.

Inventory – Inventory consists of dirt, sand, mulch and compost. The Company’s inventory is valued at the lower of cost (first-in, first-out method) or net realizable value, and consists of all finished goods. As of December 31, 2024 and 2023 there was inventory of $738,297 and $282,509, respectively.

Property, plant and equipment — Property, plant and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated lives of each asset. Repairs and maintenance are charged to expense when incurred.

Resource Group US Holdings LLC and Subsidiaries
Notes to Financial Statements

For the Years Ended December 31, 2024 and 2023

2.	Summary of Significant Accounting Policies (cont.)

Intangible assets – Intangible assets consist of $100,000 of a non-compete agreement that are being amortized over 3 years. Amortization expense for the years ending December 31, 2024 and 2023 was $20,778 and $40,277, respectively. The accumulated amortization as of December 31, 2024 and 2023 was $86,111 and $58,333, respectively. Remaining amortization expense is $13,889 which is to be amortized during the year ending December 31, 2025.

Income taxes — The Company is a limited liability company, treated as a partnership under the Internal Revenue Code (IRC) and for Florida purposes. As a result, all profits and losses are reflected in the respective members’ tax return. Accordingly, the accompanying consolidated financial statements do not include any provision for federal and state income taxes.

The Company evaluates uncertain income tax positions taken or expected to be taken in a tax return for recognition in its consolidated financial statements. The Company was not required to recognize any amounts from uncertain tax positions for the years ended December 31, 2024 and 2023. The Company's conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof, as well as other factors. Generally, federal, state and local authorities may examine the Company's tax returns for three years from the date of filing.

Business Combinations — The Company accounts for business acquisitions using the acquisition method of accounting in accordance with ASC 805 “Business Combinations”, which requires recognition and measurement of all identifiable assets acquired and liabilities assumed at their fair value as of the date control is obtained. The Company determines the fair value of assets acquired and liabilities assumed based upon its best estimates of the acquisition-date fair value of assets acquired and liabilities assumed in the acquisition. Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired. Subsequent adjustments to fair value of any contingent consideration are recorded to the Company’s consolidated statements of operations. Costs that the Company incurs to complete the business combination are charged to general and administrative expenses as they are incurred.

For acquisitions of assets that do not constitute a business, any assets and liabilities acquired are recognized at their cost based upon their relative fair value of all asset and liabilities acquired.

Concentrations of credit risk — Financial instruments, that potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents. The Company places its cash with high credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limits. The Company has not experienced any losses in such account and believes that it is not exposed to any significant credit risk on the account.

Accounting Standards Recently Adopted - On November 27, 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-07 Segment Reporting (Topic 280):

Improvements to Reportable Segment Disclosures. Among other new disclosure requirements, ASU 2023-07 requires companies to disclose significant segment expenses that are regularly provided to the chief operating decision maker. ASU 2023-07 is effective for annual periods beginning on January 1, 2024 and interim periods beginning on January 1, 2025. ASU 2023-07 must be applied retrospectively to all prior periods presented in the consolidated financial statements. The Company adopted ASU 2023-07 during the year ended December 31, 2024.

 Resource Group US Holdings LLC and Subsidiaries
Notes to Financial Statements

For the Years Ended December 31, 2024 and 2023

3.	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization and depreciated using the straight-line method over their useful lives. At December 31, 2024 and 2023 the Company’s property and equipment, net consisted of the following:

	2024	2023	Estimated Life
Equipment	$4,908,098	$3,654,455	5 – 10 years
Land improvements	321,922	288,443	7 – 20 years
Vehicles and trailers	5,651,095	5,297,544	5 – 7 years
Less: accumulated depreciation	(4,584,392)	(2,875,497)
Property and equipment, net	$6,296,723	$6,364,945

Included in property and equipment is $1,325,137 and $917,323 of finance lease right of use assets as of December 31, 2024 and 2023, respectively.

Depreciation expense for the year ended December 31, 2024 and 2023 amounted to $1,708,893 and $1,489,329, respectively, of which $309,886 and $156,093 related to finance leases.

Resource Group US Holdings LLC and Subsidiaries
Notes to Financial Statements

For the Years Ended December 31, 2024 and 2023

4.	Notes Payable & Notes Payable – Related Party

As of December 31, 2024 and 2023, notes payable consisted of the following:

	2024	2023
Gail Baird Foundation – Mortgage note payable with an original principal amount of $2,500,000 dated October 23, 2023 with a maturity date of April 21, 2025 and interest rate of 14% per annum. Guaranteed by a member of the Company, collateralized by land held by the Company and the entire principal balance due upon maturity. The Company recognized a discount of $350,000 on such note, of which amortization of debt discount of $284,016 and $65,984 has been recognized during the years ending December 31, 2024 and 2023, respectively.	$2,500,000	$2,500,000
CA Funding – Note payable with an original principal amount of $4,097,990 dated March 1, 2022 with a maturity date of September 1, 2022 and an interest rate of 12% per annum. Such note was paid off with the MCS note as described below.	-	-
Star Capital Group – Note payable with an original principal amount of $28,355 dated December 19, 2023 with a maturity date of January 1, 2025, interest rate of 15% per annum, secured by underlying equipment and monthly payments of principal and interest.	2,526	28,355
CCG Loan1 – Note payable with an original principal amount of $389,469 dated July 12, 2022 with a maturity date of April 12, 2026, interest rate of 10.89% per annum, secured by underlying equipment and monthly payments of principal and interest.	145,365	241,159
CCG Loan2 – Note payable with an original principal amount of $507,935 dated August 26, 2022 with a maturity date of May 26, 2026, interest rate of 11.18% per annum, secured by underlying equipment and monthly payments of principal and interest.	201,049	324,708
CCG Loan3 – Note payable with an original principal amount of $428,446 dated October 13, 2023 with a maturity date of August 13, 2027, interest rate of 12.4% per annum, secured by underlying equipment and monthly payments of principal and interest.	302,507	392,211
John Deere Equipment – Note payable with an original principal amount of $91,778 dated March 4, 2022 with a maturity date of March 4, 2026, no interest and monthly principal payments.	26,768	53,537
Garrington – Note payable with an original principal mount of $2,601,704 dated November 16, 2022 with a maturity date of May 14, 2023, interest rate of 14% per annum. Such note was paid off with the Loeb note as described below.	-	-
Loeb – Note payable with an original principal amount of $3,196,215 dated September 7, 2023 with a maturity date of September 7, 2026, interest rate of 15.5% per annum during 2023 and 14.5% per annum during 2024, secured by underlying equipment and monthly payments of principal and interest with $1,796,979 due upon maturity. $2,601,704 of the proceeds were used to pay off the Garrington note as described above.	2,778,763	3,196,215
MCS (related party) – Note payable with an original principal amount of $4,960,517 dated January 31, 2023 with a maturity date of January 1, 2025, interest rate of 12.5% per annum, with the entire principal amount due upon maturity.$4,097,990 of the proceeds were used to pay off the CA Funding note as described above, along with $866,088 amounts that were due from related parties and accrued interest	4,960,517	4,960,517
Index Loan (related party) – Notes payable with an original principal amount of $4,500,000 dated July 14, 2021 with a maturity date of April 8, 2023 and interest rate of 11.5% per annum. Principal balance due upon maturity and convertible into preferred units of the Company. During the year ended December 31, 2023, $6,826,473 was converted into preferred units of the Company.	-	-
Index Loan2 (related party) – Note payable dated November 8, 2022 due on demand and interest rate of 11.5% per annum. Convertible into preferred units of the Company.	31,749	31,749
Microtec – Note payable with an original principal amount of $10,510,000 dated July 5, 2023 with a maturity date of July 5, 2026, interest rate of 9% per annum, with the principal and accrued interest due upon maturity. Convertible into preferred units of the Company. During the year ended December 31, 2023, $10,510,000 was converted into preferred units of the Company.	-	-.
ZEI Seller Loan – Note payable with an original principal amount of $750,000 dated March 21, 2022 with a maturity date of April 30, 2025 and interest rate of 7% per annum and entire principal balance due upon maturity.	500,000	750,000
Moorback 6600 STA – Note payable with an original principal amount of $312,350 dated January 31, 2024 with a maturity date of February 28, 2029, interest rate of 12.89% per annum, secured by underlying equipment and monthly payments of principal and interest.	275,634	-
Blending Line STA – Note payable with an original principal amount of $94,605 dated February 1, 2024 with a maturity date of March 5, 2029, interest rate of 12.89% per annum, secured by underlying equipment and monthly payments of principal and interest.	83,484	-
Dollinger Bridge – Note payable with an original principal amount of $600,000 dated July 25, 2024 with a maturity date of October 23, 2024, interest rate of 14% per annum, with the entire principal amount due upon maturity. Subsequent to December 31, 2024, the note was extended to December 31, 2025.	600,000	-
911 Grapple Truck – Note payable with an original principal amount of $305,985 dated September 1, 2024 with a maturity date of August 30, 2029, interest rate of 7.74% per annum, secured by underlying equipment and monthly payments of principal and interest.	293,326	-
Ford T350 – Note payable with an original principal amount of $39,066 dated October 1, 2024 with a maturity date of September 30, 2029, interest rate of 9% per annum, secured by underlying equipment and monthly payments of principal and interest.	37,812	-
BMO Note payable – Note payable with an original principal amount of $861,485 dated August 22, 2022 with a maturity date of September 30, 2028, interest rate of 6.35% per annum, secured by underlying equipment and monthly payments of principal and interest.	574,461	706,751
Huntington Note Payable – Note payable with an original amount of $317,571 dated December 23, 2022 with a maturity date of December 31, 2028, interest rate of 7.29% per annum, secured by underlying equipment and monthly payments of principal and interest.	226,677	277,547
Xerox Copier Note Payable – Note payable with an original amount of $10,423 dated July 1, 2020 with a maturity date of September 30, 2025, interest rate of 4% per annum, secured by underlying equipment and monthly payments of principal and interest	1,626	10,423
PNC Equipment Finance – Note payable with an original amount of $158,429 dated December 27, 2022 with a maturity date of January 31, 2029, interest rate of 8% per annum, secured by underlying equipment and monthly payments of principal and interest.	115,779	138,842
SMFL Note Payable – Note payable with an original amount of $357,260 dated December 27, 2022 with a maturity date of January 31, 2029, no interest, secured by underlying equipment and monthly payments of principal and interest.	233,211	283,340
Verdant – Note payable with an original amount of $496,993 dated September 18, 2022 with a maturity date of October 16, 2027, interest rate of 6.67% per annum, secured by underlying equipment and monthly payments of principal and interest	255,282	380,156
MCA-CFG Merchant Solutions – Cash advance agreement dated October 4, 2024 with a maturity date of May 11, 2025 and weekly estimated payments of $15,682. The Company recognized a discount of $76,001 on such note, of which amortization of debt discount of $284,016 has been recognized during the year ending December 31, 2024	565,000	-
Total	14,711,536	14,275,510
Less: debt discount	(114,000)	(284,015)
Total Debt	14,597,536	13,991,495
Less: current maturities, net	(10,487,052)	(9,131,832)
Long-term debt, net	$4,110,484	$4,859,663

Resource Group US Holdings LLC and Subsidiaries
Notes to Financial Statements

For the Years Ended December 31, 2024 and 2023

4.	Notes Payable & Notes Payable – Related Party (cont.)

Scheduled maturities of the Company’s notes payable is as follows for the years ending December 31,:

2025	$10,601,052
2026	3,030,949
2027	556,890
2028	455,313
2029	67,332
$14,711,536

For the years ended December 31, 2024 and 2023, the Company recognized amortization of debt discount of $360,013 and $328,884, respectively. For the years ended December 31, 2024 and 2023, the Company recognized interest expense of $1,753,414 and $1,454,262, respectively.

5.	Leases

The Company leases office space non-cancellable operating lease agreements. The leases have remaining lease terms ranging from approximately five year to six years. Such leases have been recognized as operating leases.

Supplemental balance sheet information related to leases is as follows:

Balance Sheet Location	December 31, 2024	December 31, 2023

Operating Leases
Right-of-use assets	$348,575	$394,378

Current liabilities
Lease liability, current maturities	50,536	36,878
Non-current liabilities
Lease liability, net of current maturities	305,502	362,848
Total operating lease liabilities	$356,038	$399,726

Weighted Average Remaining Lease Term
Operating leases	5.38 years
Weighted Average Discount Rate
Operating leases	8%

The Company leases various equipment under non-cancellable operating lease agreements. The leases have remaining lease terms ranging from approximately one year to six years. Such leases have been recognized as operating leases.

Supplemental balance sheet information related to leases is as follows:

Balance Sheet Location	December 31, 2024	December 31, 2023

Finance Leases
Right-of-use assets (included in property and equipment)	$2,110,471	$1,392,769

Current liabilities
Lease liability, current maturities	202,886	209,540
Non-current liabilities
Lease liability, net of current maturities	1,166,248	646,006
Total finance lease liabilities	$1,369,134	$855,546

Weighted Average Remaining Lease Term
Finance leases	3.42 years
Weighted Average Discount Rate
Finance leases	8%

Resource Group US Holdings LLC and Subsidiaries
Notes to Financial Statements

For the Years Ended December 31, 2024 and 2023

5.	Leases (cont.)

As the leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at the lease commencement date in determining the present value of the lease payments, which is reflective of the specific term of the leases and economic environment of each geographic region.

Anticipated future lease costs, which are based in part on certain assumptions to approximate minimum annual rental commitments under non-cancellable leases, are as follows:

Year Ending December 31:	Operating
2025	$410,539
2026	374,871
2027	374,240
2028	376,015
2029	372,469
Thereafter	361,188
Total lease payments	2,269,322
Less: Imputed interest	(544,150)
Present value of lease liabilities	$1,725,172

6.	Member’s Deficit

As of December 31, 2024, 9,536,000 Class A Units, 6,485,962 Class A-1 Preferred Units, 10,510,000 Class A-2 Units and 1,325,000 Class A-3 Preferred Units were held by the members of the Company. Each preferred member shall be entitled to receive, subject to the Operating Agreement, annual non-liquidating cash distributions in an amount equal to 11.5% of such preferred member’s aggregate original purchase price with respect to the preferred units. Such preferred return shall accrue and is payable in cash upon: (i) any merger or consolidation of the Company with any other entity in which the Company is not the surviving entity, (ii) the sale of substantially all the assets of the Company, (iii) a change in control, and (iv) any voluntary or involuntary liquidation, dissolution, or winding up of the Company. Under the Operating Agreement, the managers of the Company may make distributions of available cash to the members as follows: first, to the preferred members holding Class A-1 Preferred Units proportionately in accordance with their respective accrued but unpaid preferred return, then second, to the preferred members holding Class A-1 Preferred Units proportionately in accordance with their original purchase price, then third, to the preferred members holding Class A-2 and A-3 Preferred Units, proportionately, in accordance with their respective accrued but unpaid preferred return, then fourth, to the preferred members holding Class A-2 and A-3 Preferred Units in accordance with their original purchase price, then fifth, to the Class A members proportionally in accordance with their unpaid Class A return, and thereafter to the members proportionately in accordance with their percentage interests.

During the year ended December 31, 2023, $5,547,473 and $10,510,000 of notes payable, along with $1,289,417 of accrued interest and $1,279,000 of due to affiliates, were converted into 6,485,962 Class A-1, 1,325,000 Class A-3 and 10,510,000 Class A-2 preferred units of the Company. The amount of $10,510,000 was not recorded due to the Company originally receiving a license from a related party as disclosed in Note 7, and essentially treated as a deemed distribution to the member of the Company. No gains or losses were recorded on such transactions as the conversions were done within the terms of the original agreements.

During the year ended December 31, 2024, one of the members contributed $5,400 in additional equity and this was considered as part of the Class A Units already owned by the member.

Resource Group US Holdings LLC and Subsidiaries
Notes to Financial Statements

For the Years Ended December 31, 2024 and 2023

7.	Related Party Transactions

As of December 31, 2024 and 2023, the Company had $2,502,241 and $926,000 due to related parties. These amounts resulted from advances from members of the Company and are non-interest bearing and due on demand. As of December 31, 2023, the Company had $293,772 due from a related party, which was non-interest bearing and due on demand.

During the year ended December 31, 2023, the Company issued a note payable in the amount of $10,510,000 to an affiliate which was majority owned by members of the Company, for the right to a sublicense of milling technology. Additionally, during the year ended December 31, 2023, such amount was converted to equity. No value has been recorded for such sublicense, because it was transferred from a related party with no initial cost basis.

During the year ended December 31, 2023, $424,917 of original amounts owed to related parties and accrued interest was paid off in connection with the issuance of the MCS note payable as described in Note 4.

As disclosed in Note 4, the Company has a note payable from a related party (MCS) in the amount of $4,960,517 as of December 31, 2024 and 2023.

8.	Commitments and Contingencies

At times the Company may be subject to certain claims and lawsuits arising in the normal course of business. The Company will assess liabilities and contingencies in connection with outstanding legal proceedings utilizing the latest information available. Where it is probable that the Company will incur a loss and the amount of the loss can be reasonably estimated, the Company will record a liability in our consolidated financial statements. These legal accruals may be increased or decreased to reflect any relevant developments on a quarterly basis. Where a loss is not probable or the amount of the loss is not estimable, the Company will not record an accrual, consistent with applicable accounting guidance. The Company is not currently involved in any legal proceedings.

9.	Segment Reporting

The Company’s Chief Operating Decision Maker (“CODM”) as defined under GAAP, who is the Company’s Manager, has determined that the Company is currently organized its operations into two segments: Resource and ZEI. These segments reflect the way our executive team evaluates the Company’s business performance and manages its operations. The CODM used the below financial information to assess financial performance and allocate resources. Information for the Company’s segments, is provided in the following table:

	Resource	ZEI	Consolidated
Year Ended December 31, 2024
Revenue	$4,186,347	$13,968,597	$18,154,944
Cost of revenue
Purchases	475,225	481	475,706
Outside labor and payroll	602,014	8,129,495	8,731,509
Fuel	736,479	506,590	1,243,069
Other cost of revenue	392,030	1,682,683	2,074,713
Total cost of revenue	2,205,748	10,319,249	12,524,997

General and administrative expenses:
Payroll and related expenses	1,532,976	1,460,261	2,993,237
Professional fees and consulting	1,168,302	-	1,168,302
Other operating expenses	2,792,261	992,099	3,784,360
Total general and administrative expenses	5,493,539	2,452,360	7,945,899
Operating (loss) income	(3,512,940)	1,196,988	(2,315,952)
Interest expense	(1,641,366)	(518,949)	(2,160,315)
Net (loss) income	$(5,154,306)	$678,039	$(4,476,267)
Total assets	$5,247,587	$4,103,495	$9,351,082

 Resource Group US Holdings LLC and Subsidiaries
Notes to Financial Statements

For the Years Ended December 31, 2024 and 2023

9.	Segment Reporting (cont.)

	Resource	ZEI	Consolidated
Year Ended December 31, 2023
Revenue	$2,943,748	$13,474,284	$16,418,032
Cost of revenue
Purchases	792,911	996	793,907
Outside labor and payroll	707,877	8,473,394	9,181,271
Fuel	773,064	512,490	1,285,554
Other cost of revenue	279,569	1,567,337	1,846,906
Total cost of revenue	2,553,421	10,554,217	13,107,638

General and administrative expenses:
Payroll and related expenses	1,302,758	1,372,301	2,675,059
Professional fees and consulting	1,671,693	-	1,671,693
Other operating expenses	1,577,540	798,072	2,375,612
Total general and administrative expenses	4,551,991	2,170,373	6,722,364
Operating (loss) income	(4,161,664)	749,694	(3,411,970)
Interest expense	(1,340,826)	(199,199)	(1,540,025)
Net (loss) income	$(5,502,490)	$550,495	$(4,951,995)
Total assets	$4,085,524	$5,926,989	$10,012,513

10.	Subsequent Events

In February 2025, the Company entered into a Membership Interest Purchase Agreement (the “Membership Interest Purchase Agreement”) with Safe and Green Development Corporation (“SG DevCorp”) and the Company’s members (“Equityholders”) whereas SG DevCorp will acquire 100% of the membership interests of the Company.

On June 2, 2025, the Company and SG DevCorp entered into an Amendment (the “Amendment”) to the Membership Interest Purchase Agreement, dated February 25, 2025, (the “Purchase Agreement”). The Amendment alters the consideration to be paid by SG DevCorp to the Equityholders in connection with the purchase of 100% of the membership interests of the Company. Pursuant to the Amendment, the purchase price for the membership interests of the Company was amended to be comprised of (i) $480,000 in principal amount of unsecured 6% promissory notes due on the first anniversary of the closing, (ii) the issuance of shares of the Company’s restricted common stock (the “Closing Shares”) equal to 19.99% of SG DevCorp’s outstanding shares of common stock on the date the Purchase Agreement was executed; and (iii) 1,500,000 shares of a newly designated series of non-voting Series A Convertible Preferred Stock (the “Series A Preferred Stock”) (which, subject to the approval of SG DevCorp’s stockholders and The Nasdaq Stock Market (“Nasdaq”) not objecting to the conversion and SG DevCorp continuing to meet and being eligible to meet the Nasdaq continued listing requirements after conversion), would be convertible into 9,000,000 restricted shares of SG DevCorp’s common stock). The Amendment also provides that, subject to shareholder approval, SG DevCorp will issue an aggregate of 41,182 additional shares of SG DevCorp’s common stock to the Equityholders upon the approval of such issuance by SG DevCorp’s stockholders and provided that the Company continues to meet and is eligible to meet the Nasdaq continued listing requirements.